UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2021

Cartesian Growth Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40103	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue, 15th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 461-6363
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one class A ordinary share and one-third of one Warrant	GLBLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	GLBL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GLBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On September 19, 2021, Cartesian Growth Corporation, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”) and Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Companies” and each a “Company”), entered into a business combination agreement (the “Business Combination Agreement”) by and among SPAC, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), TWMH, the TIG Entities, Alvarium, and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”).

The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the transactions contemplated thereby (collectively, the “Business Combination”), are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Structure of the Business Combination

The Business Combination will be structured as follows:

(a)	Pursuant to the Business Combination Agreement:

(i)	prior to the closing of the Business Combination Agreement (the “Closing” and, the date on which the Closing occurs, the “Closing Date”), TWMH and the TIG Entities will take, or cause to be taken, all actions necessary to implement a reorganization such that TWMH and the TIG Entities will be wholly owned subsidiaries of Umbrella and Umbrella will be owned solely by the members of TWMH, the members of TIG GP and the members of TIG MGMT (the “TWMH/TIG Entities Reorganization”);

(ii)	prior to the Closing, Alvarium will take, or cause to be taken, all actions necessary to implement a reorganization such that Alvarium will be the wholly owned indirect subsidiary of a newly formed Isle of Man entity (“Alvarium Topco”), and Alvarium Topco will be owned solely by the shareholders of Alvarium (the “Alvarium Reorganization”);

(iii)	on the Business Day prior to the Closing Date, SPAC will domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), and each Class A ordinary share of SPAC outstanding will be converted into the right to receive one share of Class A common stock of SPAC (the “SPAC Class A Common Stock”);

(iv)	at the Closing, TIG MGMT, TIG GP and Umbrella will enter into a Distribution Agreement, pursuant to which (a) TIG MGMT will distribute to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it holds in each of its Affiliated Managers, and (b) TIG GP will distribute to Umbrella all of the issued and outstanding shares or interests that it holds in its Affiliated Manager;

(v)	at the Closing, each Alvarium Shareholder will exchange his, her or its (a) Ordinary Shares of Alvarium Topco and (b) Class A Shares of Alvarium Topco for shares of SPAC Class A Common Stock (the “Alvarium Exchange”), and upon the consummation of the Alvarium Exchange, Alvarium Topco will become a direct wholly-owned subsidiary of SPAC;

(vi)	at the Closing, immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub will merge with and into Umbrella, with Umbrella surviving such merger as a direct subsidiary of SPAC (the “Umbrella Merger”);

(vii)	pursuant to the Umbrella Merger, SPAC will receive Class A Units of Umbrella and will become the sole manager of Umbrella and the members of Umbrella will receive cash, Class B Units of Umbrella and an equal number of shares of SPAC Class B Common Stock (which will have voting rights, but no economic rights); and

(viii)	at the Closing, following the Alvarium Exchange and the Umbrella Merger, SPAC and Umbrella will enter into the Alvarium Contribution Agreement, pursuant to which (a) SPAC will contribute all of the issued and outstanding shares of Alvarium Topco that it holds to Umbrella, (b) upon the consummation of the Alvarium Contribution, Alvarium Topco will become a wholly-owned subsidiary of Umbrella, and (c) following the Closing, Alvarium Topco will be liquidated, whereupon Alvarium Holdings LLC (to be renamed Alvarium Tiedemann Holdings, LLC) will become the wholly owned direct subsidiary of Umbrella, and SPAC will be renamed “Alvarium Tiedemann Holdings, Inc.”

(b)	Concurrently with the execution and delivery of the Business Combination Agreement, SPAC entered into Subscription Agreements with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase, following the Domestication, 16,836,715 shares of SPAC Class A Common Stock for an aggregate purchase price of $164,999,807, in a private placement or placements (the “Initial Private Placements”) to be consummated immediately prior to the consummation of the Business Combination;

(c)	Concurrently with the execution and delivery of the Business Combination Agreement, SPAC, Alvarium, TWMH, the TIG Entities, the Key TWMH Members, the Key TIG GP Members and the Key TIG MGMT Members entered into the Member Support Agreement (the “TWMH and TIG Member Support Agreement”), described in more detail below;

(d)	Concurrently with the execution and delivery of the Business Combination Agreement, SPAC, CGC Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”), Alvarium, TWMH and the TIG Entities entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), described in more detail below;

(e)	At the Closing, SPAC, certain SPAC Shareholders (including Sponsor), the Alvarium Shareholders, the TWMH Members, the TIG GP Members and the TIG MGMT Members will enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”);

(f)	At the Closing, SPAC, the TWMH Members, the TIG GP Members and the TIG MGMT Members will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”); and

(g)	Prior to or at the Closing but effective as of and conditioned upon the Closing, each of the Alvarium Specified Employees, the TWMH Specified Employees and the TIG Entities Specified Employees will enter into an Executive Employment and Restrictive Covenant Agreement with SPAC or its Subsidiaries, the terms and conditions of which will be (i) mutually agreed among the Parties between the date of the Business Combination Agreement and the Closing Date and (ii) customary for a public company (collectively, the “Employment Agreements”), except that the Employment Agreement with Michael Tiedemann was executed concurrently with the Business Combination Agreement.

Earn-Out

Alvarium Shareholders Earn-Out Consideration. Following the Closing, in addition to the consideration to be received in connection with the Alvarium Exchange, if, at any time during the period following the Closing and expiring on the fifth anniversary of the Closing Date (the “Earn-Out Period”), (i) the VWAP of the shares of SPAC Class A Common Stock equals or exceeds $12.50 for any 20 Trading Days within a period of 30 consecutive Trading Days (the “First Level Earn-Out Target”), then as soon as possible and in any event within ten Business Days following the achievement of the First Level Earn-Out Target, SPAC will issue 50% of the Alvarium Shareholders Earn-Out Consideration to the Alvarium Shareholders in accordance with, and pursuant to, the Alvarium Payment Spreadsheet and (ii) the VWAP of the shares of SPAC Class A Common Stock equals or exceeds $15.00 for any 20 Trading Days within a period of 30 consecutive Trading Days (the “Second Level Earn-Out Target” and, together with the First Level Earn-Out Target, the “Earn-Out Targets”), then as soon as possible and in any event within ten Business Days following the achievement of the Second Level Earn-Out Target, SPAC will issue 50% of the Alvarium Shareholders Earn-Out Consideration to the Alvarium Shareholders in accordance with, and pursuant to, the Alvarium Payment Spreadsheet.

TWMH Members Earn-Out Consideration. Following the Closing, in addition to the consideration to be received in connection with the Umbrella Merger, if, at any time during the Earn-Out Period, (i) the First Level Earn-Out Target is achieved, then within ten Business Days following the achievement of the First Level Earn-Out Target, SPAC will issue, and will cause Umbrella to issue, 50% of the TWMH Members Earn-Out Consideration to the TWMH Members in accordance with, and pursuant to, the TWMH Payment Spreadsheet and (ii) the Second Level Earn-Out Target is achieved, then within ten Business Days following the achievement of the Second Level Earn-Out Target, SPAC will issue, and will cause Umbrella to issue, 50% of the TWMH Members Earn-Out Consideration to the TWMH Members in accordance with, and pursuant to, the TWMH Payment Spreadsheet.

TIG Entities Members Earn-Out Consideration. Following the Closing, in addition to the consideration to be received in connection with the Umbrella Merger, if, at any time during the Earn-Out Period, (i) the First Level Earn-Out Target is achieved, then within ten Business Days following the achievement of the First Level Earn-Out Target, SPAC will issue, and will cause Umbrella to issue, 50% of the TIG Entities Members Earn-Out Consideration to the TIG GP Members and the TIG MGMT Members in accordance with, and pursuant to, the TIG Entities Payment Spreadsheet and (ii) the Second Level Earn-Out Target is achieved, then within ten Business Days following the achievement of the Second Level Earn-Out Target, SPAC will issue, and will cause Umbrella to issue, 50% of the TIG Entities Members Earn-Out Consideration to the TIG GP Members and the TIG MGMT Members in accordance with, and pursuant to, the TIG Entities Payment Spreadsheet.

If a SPAC Change of Control occurs during the Earn-Out Period, then, immediately prior to the consummation of such SPAC Change of Control, (i) any Earn-Out Target that has not been previously satisfied will be deemed to be satisfied and (ii) the Alvarium Shareholders’ Earn-Out Consideration, the TWMH Members Earn-Out Consideration, and the TIG Entities Members Earn-Out Consideration in connection with each such Earn-Out Target will be earned and no longer subject to the restrictions set forth in this section. “SPAC Change of Control” means (A) a sale, lease, license or other disposition, in a single transaction or a series of related transactions, of 50% or more of the assets of SPAC and its Subsidiaries, taken as a whole; (B) a merger, consolidation or other business combination of SPAC in any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) acquiring at least 50% of the combined voting power of the then outstanding securities of SPAC or the surviving person outstanding immediately after such merger, consolidation or other business combination; or (C) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) obtaining beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of SPAC representing more than 50% of the voting power of the capital stock of SPAC entitled to vote for the election of directors of SPAC.

Key Defined Terms in the Business Combination Agreement.

“Aggregate Cash Consideration” means $100,000,000; provided, that if Available Cash equals an amount less than $100,000,000, then the Aggregate Cash Consideration will be an amount equal to the Available Cash.

“Alvarium Equity Value” means $334,121,060.

“Available Cash” means, after giving effect to the exercise of the SPAC Share Redemption and payments related thereto, the aggregate amount equal to, as of the Closing Date, (a) the amount of immediately available funds contained in the Trust Account available for release to SPAC, plus (b) the amount of immediately available funds held by SPAC pursuant to the Subscription Agreements, plus (c) all funds held by SPAC outside of the Trust Account and immediately available to SPAC, minus (d) the aggregate amount of the Transaction Expenses of the Parties. For the avoidance of doubt, Available Cash shall be calculated prior to taking into account payment of any Aggregate Cash Consideration.

“Companies Enterprise Value” means $1,079,900,000.

“Companies Equity Value” means an amount equal to (a) the Companies Enterprise Value, plus (b) the Cash of the Companies and the Company Subsidiaries as of the Reference Time minus (c) the Indebtedness of the Companies and the Company Subsidiaries as of the Reference Time plus (d) the Available Cash, plus (e) the amount of any Additional Banking Fees, plus (f) the amount of the Alvarium Reorganization Expenses not to exceed the Alvarium Reorganization Expenses Cap, plus (g) the CFO Expenses, plus (h) an amount equal to the Transaction Expenses Adjustment, minus (i) the New Shareholder Equity Value.

“TIG Entities Equity Value” means $380,232,790.

“TWMH Equity Value” means $365,546,150.

Proxy Statement; Registration Statement

As promptly as practicable after the execution and delivery of the Business Combination Agreement and the delivery of each of the Alvarium PCAOB Financials, the TWMH PCAOB Financials and the TIG Entities PCAOB Financials, SPAC and the Companies will prepare and (i) SPAC will file with Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to SPAC Shareholders soliciting proxies in favor of the SPAC Proposals from the SPAC Shareholders in connection with the extraordinary general meeting of SPAC Shareholders (the “SPAC Shareholders’ Meeting”) to be held to consider approval and adoption of (A) the Business Combination Agreement and the Business Combination, (B) the Domestication, (C) the SPAC Certificate of Incorporation and SPAC Bylaws, including certain governance provisions in the SPAC Certificate of Incorporation, (D) the issuance of shares of SPAC Common Stock as contemplated by the Business Combination Agreement, (E) the Equity Incentive Plan, and (F) any other proposals the Parties deem necessary or appropriate to effectuate the Business Combination (collectively, the “SPAC Proposals”) and (ii) SPAC will file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of SPAC Common Stock to be issued pursuant to, and in connection with, the Business Combination Agreement.

SPAC Shareholders’ Meeting

SPAC will call the SPAC Shareholders’ Meeting in accordance with the SPAC Articles and applicable Law for the purposes of voting upon the SPAC Proposals as promptly as practicable after the date on which the SEC has declared the Registration Statement effective for the purpose of voting solely upon the SPAC Proposals. SPAC will consult with the Companies in fixing the record date for the SPAC Shareholders’ Meeting and the date of the SPAC Shareholders’ Meeting and provide notice to the Companies of the SPAC Shareholders’ Meeting. SPAC will include in the Proxy Statement the recommendation of the SPAC Board that the SPAC Shareholders vote in favor of the SPAC Proposals and will otherwise use its reasonable best efforts to obtain the approval of the SPAC Proposals at the SPAC Shareholders’ Meeting, including by soliciting from the SPAC Shareholders proxies as promptly as possible in favor of the SPAC Proposals, and will take all other action necessary or advisable to secure the required vote or consent of the SPAC Shareholders therefor.

Directors’ and Officers’ Indemnification

The SPAC Certificate of Incorporation will contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement of directors, officers, employees or agents of the Companies than are set forth in the Alvarium Organizational Documents, TWMH Corporate Documents, TIG GP Corporate Documents and the TIG MGMT Corporate Documents, in each case, as in effect as of the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Umbrella Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Umbrella Merger Effective Time, were directors, managers, officers, employees, or agents of the Companies covered thereby, unless such modification will be required by applicable Law.

SPAC will purchase and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail Policies”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by SPAC and the Companies, respectively, as of the Closing with respect to matters occurring prior to the Umbrella Merger Effective Time. The D&O Tail Policies will provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the applicable policy in effect immediately prior to the Umbrella Merger Effective Time for the benefit of SPAC’s and the Companies’ directors, managers and officers, as applicable, and will remain in effect for the six (6) year period following the Closing.

Stock Exchange Listing

SPAC will use its reasonable best efforts to cause the shares of SPAC Common Stock constituting the Alvarium Shareholders Share Consideration to be approved for listing on Nasdaq at Closing, subject to notice of official issuance. During the period from the date hereof until the Closing, SPAC will use its reasonable best efforts to keep the SPAC Units, shares of SPAC Class A Common Stock and SPAC Warrants listed for trading on Nasdaq. Prior to the Closing, SPAC and the Companies will mutually agree upon the ticker symbol of SPAC.

Additional Private Placements

SPAC will be permitted to enter into subscription agreements with a financing source or sources relating to Additional Private Placement transactions subject to the prior written consent of the Companies (which will not be unreasonably withheld, conditioned or delayed), and such subscription agreements will, upon execution, be deemed Subscription Agreements. In addition to such Additional Private Placements, subject to the prior written consent of the Companies (which will be in their sole discretion), SPAC will be permitted to enter into additional subscription agreements with a financing source or sources relating to a Private Placement transaction, which such subscription agreements will, upon execution, be deemed Subscription Agreements.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, and warranties of (a) the Companies, (b) Umbrella and (c) the Cartesian Entities relating to and with respect to the Companies, among other things, Organization and Qualification; Subsidiaries, Organizational Documents, Capitalization, Authority Relative to this Agreement, No Conflict; Required Filings and Consents, Permits; Compliance, Financial Statements, Absence of Certain Changes or Events, Absence of Litigation, Employee Benefit Plans, Labor and Employment Matters, Real Property; Title to Assets, Intellectual Property, Taxes, Environmental Matters, Material Contracts, Insurance, Board Approval; Vote Required, Certain Business Practices, Sanctions, Interested Party Transactions, RIA Compliance Matters, Client Agreements, Funds, Broker-Dealer Compliance Matters, CPO/CTA Compliance, Exchange Act and Brokers. In addition, the Companies have agreed to customary “no shop” obligations.

The representations, warranties and covenants contained in the Business Combination Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Business Combination Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Business Combination Agreement and not to provide investors with any other factual information regarding SPAC, any Company, or any of their respective businesses, and should be read in conjunction with the disclosures in SPAC’s periodic reports and other filings with the SEC.

Conditions to Closing

Mutual

The obligations of the Parties to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	The SPAC Proposals will have been approved and adopted by the SPAC Required Shareholders Approval in accordance with the Proxy Statement, the Cayman Islands Companies Act, the SPAC Articles and the rules and regulations of Nasdaq.

(b)

No Governmental Authority will have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination.

(c)

All required filings under the HSR Act will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act will have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder will have been obtained.

(d)	All consents, approvals and authorizations set forth on (i) Section 11.01(d)(A) of the Alvarium Disclosure Schedule, (ii) Section 11.01(d) of the TWMH Disclosure Schedule, and (iii) Section 11.01(d) of the TIG Disclosure Schedule will have been obtained.

(e)	The Registration Statement will have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement will be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement will have been initiated or be threatened by the SEC.

(f)	The shares of SPAC Common Stock constituting the Alvarium Shareholders Share Consideration will have been approved for listing on Nasdaq subject to notice of official issuance.

(g)	SPAC will have at least $5,000,001 of net tangible assets after giving effect to the Private Placement and following the exercise of the SPAC Share Redemption in accordance with the SPAC Articles.

Cartesian Entities

The obligations of the Cartesian Entities to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

Alvarium.

(a)	The representations and warranties of Alvarium contained in Section 6.01 (Organization and Qualification; Subsidiaries), Section 6.04 (Authority Relative to this Agreement), Section 6.08 (Absence of Certain Changes or Events) and Section 6.28 (Brokers) will each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Alvarium Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of Alvarium contained in Section 6.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. All other representations and warranties of Alvarium contained in the Business Combination Agreement will be true and correct (without giving any effect to any limitation as to “materiality” or “Alvarium Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in an Alvarium Material Adverse Effect.

(b)	Alvarium will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Alvarium Exchange Effective Time.

(c)	No Alvarium Material Adverse Effect will have occurred and no event or circumstance that may result in or cause a Alvarium Material Adverse Effect will have occurred.

(d)	Alvarium will have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of Alvarium, certifying as to the satisfaction of the conditions specified in Section 11.02(a)(i), Section 11.02(a)(ii) and Section 11.02(a)(iii).

(e)	Such officers of Alvarium and the members of the Alvarium Board, in each case, as mutually agreed between the Parties (acting reasonably), will have executed and delivered written resignations effective as of the Alvarium Exchange Effective Time.

(f)	Alvarium will have terminated the Alvarium LTIP and provided SPAC with evidence satisfactory to SPAC of such termination.

(g)	Alvarium will have delivered to SPAC the Alvarium LTIP Exchange Agreements, duly executed by all of the Alvarium LTIP participants included on the Alvarium Payment Spreadsheet.

(h)	Alvarium will have delivered to SPAC the Alvarium Payment Spreadsheet in accordance with Section 3.02.

(i)	Alvarium will have delivered to SPAC the Closing deliverables set forth in Section 2.03(b).

(j)	The Alvarium Reorganization will have been duly completed.

TWMH.

(a)	The representations and warranties of TWMH contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.28 (Brokers) will each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “TWMH Material Adverse Effect” or any similar limitation set forth therein) as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of TWMH contained in Section 4.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. All other representations and warranties of TWMH contained in the Business Combination Agreement will be true and correct (without giving any effect to any limitation as to “materiality” or “TWMH Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a TWMH Material Adverse Effect.

(b)	The (i) representations and warranties of Umbrella contained in Section 7.01 (Organization), Section 7.02 (Authority Relative to This Agreement) and Section 7.07 (Brokers) will be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of Umbrella contained in Section 7.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of Umbrella contained in Section 7.04 (No Conflict; Required Filings and Consents) and Section 7.05 (No Prior Operations of Umbrella) will be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Umbrella.

(c)	TWMH will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Umbrella Merger Effective Time.

(d)	Umbrella will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Umbrella Merger Effective Time.

(e)	No TWMH Material Adverse Effect will have occurred and no event or circumstance that may result in or cause a TWMH Material Adverse Effect will have occurred.

(f)	TWMH will have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of TWMH, certifying as to the satisfaction of the conditions specified in Section 11.02(b)(i), Section 11.02(b)(ii), Section 11.02(b)(iii), Section 11.02(b)(iv), and Section 11.02(b)(v).

(g)	Such officers of TWMH and members of TWMH Board, in each case, as mutually agreed between the Parties (acting reasonably), will have executed and delivered written resignations effective as of the Umbrella Merger Effective Time.

(h)	No more than thirty (30) days prior to the Closing Date, Umbrella will have delivered to SPAC a properly signed certification, dated as of the Closing Date, pursuant to Treasury Regulations Section 1.1445-11T(d)(2), signed under penalties of perjury by a member of Umbrella with management authority over Umbrella in form and substance reasonably satisfactory to SPAC, certifying that 50% or more of the value of the gross assets of Umbrella does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that 90% or more of the value of the gross assets of Umbrella does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T).

(i)	TWMH will have delivered to SPAC the TWMH Payment Spreadsheet in accordance with Section 3.02.

(j)	TWMH will have delivered to SPAC the TWMH Members Written Consent.

(k)	The TWMH/TIG Entities Reorganization will have been duly completed.

(l)	TWMH will have delivered to SPAC the Closing deliverables set forth in Section 2.03(c).

TIG Entities.

(a)	The representations and warranties of the TIG Entities contained in Section 5.01 (Organization and Qualification; Subsidiaries), Section 5.04 (Authority Relative to this Agreement), Section 5.08 (Absence of Certain Changes or Events) and Section 5.28 (Brokers) will each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “TIG Entities Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of the TIG Entities contained in Section 5.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. All other representations and warranties of the TIG Entities contained in the Business Combination Agreement will be true and correct (without giving any effect to any limitation as to “materiality” or “TIG Entities Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a TIG Entities Material Adverse Effect.

(b)	The (i) representations and warranties of Umbrella contained in Section 7.01 (Organization), Section 7.02 (Authority Relative to This Agreement) and Section 7.07 (Brokers) will be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of Umbrella contained in Section 7.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of Umbrella contained in Section 7.04 (No Conflict; Required Filings and Consents) and Section 7.05 (No Prior Operations of Umbrella) will be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Umbrella.

(c)	Each of the TIG Entities will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Umbrella Merger Effective Time.

(d)	Umbrella will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Umbrella Merger Effective Time.

(e)	No TIG Entities Material Adverse Effect will have occurred and no event or circumstance that may result in or cause a TIG Entities Material Adverse Effect will have occurred.

(f)	The TIG Entities will have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of TIG GP and an officer of TIG MGMT, certifying as to the satisfaction of the conditions specified in Section 11.02(c)(i), Section 11.02(c)(ii), Section 11.02(c)(iii), Section 11.02(c)(iv), and Section 11.02(c)(v).

(g)	Such officers of the TIG Entities, the TIG GP Managing Member and the TIG MGMT Managing Member, in each case, as mutually agreed between the Parties (acting reasonably), will have executed and delivered written resignations effective as of the Umbrella Merger Effective Time.

(h)	No more than 30 days prior to the Closing Date, Umbrella will have delivered to SPAC a properly signed certification, dated as of the Closing Date, pursuant to Treasury Regulations Section 1.1445-11T(d)(2), signed under penalties of perjury by a member of Umbrella with management authority over Umbrella in form and substance reasonably satisfactory to SPAC, certifying that 50% or more of the value of the gross assets of Umbrella does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that 90% or more of the value of the gross assets of Umbrella does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T).

(i)	The TIG Entities will have delivered to SPAC the TIG Entities Payment Spreadsheet in accordance with Section 3.02.

(j)	TIG GP will have delivered to SPAC the TIG GP Members Written Consent.

(k)	TIG MGMT will have delivered to SPAC the TIG MGMT Members Written Consent.

(l)	The TWMH/TIG Entities Reorganization will have been duly completed.

(m)	The TIG Entities will have delivered to SPAC the Closing deliverables set forth in Section 2.03(d).

The Companies

The obligations of each of the Companies to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)	The representations and warranties of the Cartesian Entities contained in Section 8.01 (Corporate Organization), Section 8.04 (Authority Relative to this Agreement), Section 8.08 (Absence of Certain Changes or Events) and Section 8.12 (Brokers) will each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of the Cartesian Entities contained in Section 8.03 (Capitalization) will each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. All other representations and warranties of the Cartesian Entities contained in the Business Combination Agreement will be true and correct (without giving any effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a SPAC Material Adverse Effect.

(b)	Each of the Cartesian Entities will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Umbrella Merger Effective Time.

(c)	No SPAC Material Adverse Effect will have occurred and no event or circumstance that may result in or cause a SPAC Material Adverse Effect will have occurred.

(d)	SPAC will have delivered to the Companies a certificate, dated the date of the Closing, signed by an officer of SPAC, certifying as to the satisfaction of the conditions specified in Section 11.03(a), Section 11.03(b) and Section 11.03(c).

(e)	Such officers of SPAC and the members of the SPAC Board, in each case, as mutually agreed between the Parties (acting reasonably), will have executed and delivered written resignations effective as of the Umbrella Merger Effective Time.

(f)	SPAC will have delivered to the Companies the Closing deliverables set forth in Section 2.03(a).

(g)	The Available Cash, including proceeds of the Initial Private Placement, will be equal to at least $75,000,000.

Termination

The Business Combination Agreement may be terminated and the other Business Combination may be abandoned at any time prior to the Umbrella Merger Effective Time, as follows:

(a)	by mutual written consent of SPAC and the Companies;

(b)	by either SPAC or the Companies if the Umbrella Merger Effective Time will not have occurred prior to March 18, 2022 (the “Outside Date”); provided, that the Outside Date will automatically be extended without any further action by any Party until June 17, 2022 if the approvals set forth on Section 6.05(a)(A)(1)(a) to (f) of the Alvarium Disclosure Schedule have not been obtained by the Outside Date; provided, further that SPAC (in its sole discretion acting reasonably) may extend the Outside Date for such period of time as SPAC deems reasonably necessary with respect to any approvals set forth on Section 6.05(a)(A)(1)(a) to (f) of the Alvarium Disclosure Schedule relating to an Alvarium Subsidiary that is not an Alvarium Material Operating Subsidiary that have not been obtained by the Outside Date; provided further, that the Business Combination Agreement may not be terminated under Section 12.01(b) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article XI on or prior to the Outside Date;

(c)	by either SPAC or the Companies if any Governmental Authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination;

(d)	by either SPAC or the Companies if any of the SPAC Proposals will fail to receive the SPAC Required Shareholders Approval at the SPAC Shareholders’ Meeting or any adjournment or postponement thereof;

(e)	by SPAC if (i) TWMH will have failed to deliver to SPAC the TWMH Members Written Consent, (ii) TIG GP will have failed to deliver to SPAC the TIG GP Members Written Consent, or (ii) TIG MGMT will have failed to deliver to SPAC the TIG MGMT Members Written Consent, in each case, immediately following execution and delivery of the Business Combination Agreement;

(f)	(h) by SPAC upon a breach of any representation, warranty, covenant or agreement on the part of any of the Companies set forth in the Business Combination Agreement, or if any representation or warranty of the Companies will have become untrue, in either case such that the conditions set forth in Section 11.02(a)(i), Section 11.02(a)(ii), Section 11.02(b)(i), Section 11.02(b)(ii), Section 11.02(b)(iii), Section 11.02(b)(iv), Section 11.02(c)(i), Section 11.02(c)(ii), Section 11.02(c)(iii), or Section 11.02(c)(iv) of the Business Combination Agreement would not be satisfied (“Terminating Companies Breach”); provided that SPAC has not waived such Terminating Companies Breach and the Cartesian Entities are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Companies Breach is curable by the applicable Company, SPAC may not terminate the Business Combination Agreement under Section 12.01(h) for so long as the applicable Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by SPAC to the applicable; or

(g)	by each of the Companies upon a breach of any representation, warranty, covenant or agreement on the part of the Cartesian Entities set forth in the Business Combination Agreement, or if any representation or warranty of the Cartesian Entities will have become untrue, in either case such that the conditions set forth in Section 11.03(a) or Section 11.03(b) of the Business Combination Agreement would not be satisfied (“Terminating SPAC Breach”); provided that no Company (i) has waived such Terminating SPAC Breach and (ii) is not then in material breach of their respective representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating SPAC Breach is curable by the Cartesian Entities, the Companies may not terminate the Business Combination Agreement under Section 12.01(i) of the Business Combination Agreement for so long as the Cartesian Entities continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by the Companies to SPAC.

Effect of Termination

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will, to the fullest extent permitted by applicable Law, forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any Party, except as set forth in Section 12.02, Section 12.03, Article XIII, or any corresponding definitions set forth in Article I of the Business Combination Agreement, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a Party.

Closing

The Closing will occur on the date that is two Business Days following the satisfaction or waiver of all of the closing conditions or such other time and place as SPAC and the Companies may mutually agree.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Ancillary Agreements

TWMH and TIG Member Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC, TWMH, the TIG Entities, the Key TWMH Members, the Key TIG GP Members and the Key TIG MGMT Members entered into the Member Support Agreement pursuant to which, among other things, the Key TWMH Members, the Key TIG GP Members and the Key TIG MGMT Members agreed to (a) vote their TWMH Interests, TIG GP Interests and TIG MGMT Interests, as applicable, in favor of the Business Combination Agreement and the Business Combination, (b) take any and all actions necessary or appropriate to implement the TWMH/TIG Entities Reorganization, (c) subject to certain permitted exceptions, not transfer their TWMH Interests, TIG GP Interests and TIG MGMT Interests, as applicable; (d) not challenge the validity of the TWMH and TIG Member Support Agreement or allege a breach of fiduciary duty in connection with the entry into the Business Combination Agreement or the TWMH and TIG Member Support Agreement; (e) consent to the disclosure in the Proxy Statement/Registration Statement of its identity, its beneficial ownership of Interests and the nature of their commitments in relation to the Business Combination; (f) not engage in any transaction involving securities of SPAC, and (g) not make any public announcement in relation to the Business Combination.

The foregoing description of the TWMH and TIG Member Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the TWMH and TIG Member Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC, Sponsor, Alvarium, TWMH and the TIG Entities entered into the Sponsor Support Agreement, pursuant to which, among other things:

(a)	Sponsor will subject 2,850,000 shares of its SPAC Class B Common Stock (the “Sponsor Redemption Shares”) to forfeiture pursuant to which if the Net Redemption Percentage is more than 50%, then immediately prior to the Closing and prior to the SPAC Class B Conversion pursuant to the SPAC Articles, Sponsor will surrender to SPAC for cancellation a number Sponsor Redemption Shares (rounded down to the nearest whole share) equal to the product of (a) the number of Sponsor Redemption Shares and (b) a percentage equal to the product of (i) the amount by which the Net Redemption Percentage exceeds 50% and (ii) two.

(b)	Sponsor will, following the Closing, subject a certain number of its shares of SPAC Class A Common Stock to forfeiture in an amount equal to the product of (i) 15% and (ii) (A) 8,550,000 minus (B) the number of Sponsor Redemption Shares that have been required to be forfeited pursuant to Section 3 of the Sponsor Support Agreement at the relevant time (the “Sponsor Earn-Out Shares”) to an “earn-out” pursuant to which, at any time during the Earn-Out Period:

i.	If the First Level Earn-Out Target is achieved, then 50% of the Sponsor Earn-Out Shares (the “First Level Sponsor Earn-Out Shares”) will no longer be subject to forfeiture;

ii.	If the Second Level Earn-Out Target is achieved, then an additional 50% of the Sponsor Earn-Out Shares (the “Second Level Sponsor Earn-Out Shares”) will no longer be subject to forfeiture;

iii.	If either Earn-Out Target is, or both Earn-Out Targets are, achieved on or prior to the last day of the Earn-Out Period, then following the achievement of the applicable Earn-Out Target, (a) Sponsor will provide written notice to SPAC informing SPAC that the applicable Earn-Out Target(s) have been satisfied and that the First Level Sponsor Earn-Out Shares or the Second Level Sponsor Earn-Out Shares, as applicable, are no longer subject to forfeiture, and (b) immediately following receipt of such notice from Sponsor, SPAC will take all necessary action to cause the First Level Sponsor Earn-Out Shares or the Second Level Sponsor Earn-Out Shares, as applicable, to no longer be subject to forfeiture, including providing all necessary notices to CST;

iv.	If neither Earn-Out Target has been achieved on or prior to the last day of the Earn-Out Period, then the First Level Sponsor Earn-Out Shares and Second Level Sponsor Earn-Out Shares will be forfeited and cancelled. Upon the forfeiture and cancellation of the First Level Sponsor Earn-Out Shares or the Second Level Sponsor Earn-Out Shares, as applicable, pursuant to the foregoing sentence, Sponsor will surrender to SPAC for cancellation, the First Level Sponsor Earn-Out Shares or the Second Level Sponsor Earn-Out Shares, as applicable; and

v.	If (i) a SPAC Change of Control occurs during the Earn-Out Period and/or (ii) any Earn-Out Target of the Companies pursuant to Section 3.07 of the Business Combination Agreement has been deemed satisfied or waived during the Earn-Out Period, then, immediately prior to the consummation of such SPAC Change of Control and/or such satisfaction or waiver of any Earn-Out Target of the Companies, respectively, (A) any Earn-Out Target that has not been previously satisfied will be deemed to be satisfied and (B) the First Level Sponsor Earn-Out Shares or the Second Level Sponsor Earn-Out Shares, as applicable, will no longer be subject to forfeiture.

(c)	Sponsor will, effective as of immediately prior to the effective time of the Umbrella Merger, transfer and assign its 8,900,000 Private Placement Warrants to the TWMH Members, the TIG GP Members, the TIG MGMT Members and the Alvarium Shareholders, in accordance with the TWMH Payment Spreadsheet, the TIG Entities Payment Spreadsheet and the Alvarium Payment Spreadsheet.

(d)

Sponsor will (i) cause its SPAC Ordinary Shares to be counted as present at the SPAC Shareholders’ Meeting, (ii) vote all of its SPAC Class B Ordinary Shares (a) in favor of the Business Combination Agreement, the Business Combination and any other matter reasonably necessary to the consummation of the Business Combination and (b) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of the terms of the Business Combination Agreement or the Ancillary Agreements, or in failure of the Business Combination from being consummated;

(e)	Sponsor will not, until the end of the Earn-Out Period, directly or indirectly transfer or sell any Sponsor Earn-Out Shares, except to affiliates of Sponsor that executes the Sponsor Support Agreement or a joinder thereto;

(f)

Sponsor will not (a) demand that SPAC redeem its SPAC Class B Ordinary Shares in connection with the Business Combination or (b) otherwise participate in any such redemption by tendering or submitting any of its SPAC Class B Ordinary Shares for redemption; and

(g)	Sponsor will waive the anti-dilution provisions of Section 17.3 set forth in the SPAC Articles relating to the adjustment of the Initial Conversion Ratio (as defined in the SPAC Articles), and will agree not to exercise any rights to adjustment or other anti-dilution protection with respect to the rate at which SPAC Class B Ordinary Shares convert into SPAC Class A Ordinary Shares.

“Net Redemption Percentage” means a percentage equal to the quotient of (i) the Net Redemption Amount, if any, divided by (ii) the amount of funds contained in the Trust Account as of the Reference Time (prior to giving effect to the exercise of the SPAC Share Redemption).

“Net Redemption Amount” means the positive difference, if any, between (i) the aggregate amount of payments to be made to the holders of SPAC Class A Ordinary Shares that have elected to redeem all or a portion of their SPAC Class A Ordinary Shares at the per-share price equal to each such holder’s pro rata share of the Trust Account pursuant to the SPAC Share Redemption minus (ii) aggregate amount of funds in excess of $125,000,000 to be paid by certain investors to purchase SPAC Class A Ordinary Shares pursuant to the Private Placements and the Subscription Agreements relating to the Private Placements (it being understood that if the difference between clauses (i) and (ii) above will be zero or a negative number, then there will be no Net Redemption Amount and the provisions of Section 3 will not apply).

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Recycling Commitment Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC and the Sponsor entered into a Sponsor Recycling Commitment Agreement (“Sponsor Recycling Commitment Agreement”), pursuant to which Sponsor agreed to purchase Class A Ordinary Shares (such purchased shares, the “Commitment Shares”) from all third-party holders of Class A Ordinary Shares that have been identified by the Sponsor as sellers of Class A Ordinary Shares at a price of no more than $10.00 per share (such shareholders, the “Redeeming Shareholders”), to the extent such Commitment Shares are available for purchase; provided that the aggregate purchase price of the Commitment Shares will not exceed $12,500,000.

The foregoing description of the Sponsor Recycling Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Recycling Commitment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Registration Rights and Lock-Up Agreement

At the Closing, SPAC, certain SPAC Shareholders (including the Sponsor), the Alvarium Shareholders, the TWMH Members, the TIG GP Members and the TIG MGMT Members (such shareholders and members, the “Holders”) will enter into the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, SPAC will be obligated to file a registration statement to register the resale of certain securities of SPAC held by the Holders (including any outstanding SPAC Common Stock and any other equity security (including the Private Placement Warrants and any other warrants to purchase SPAC Common Stock and SPAC Common Stock issued or issuable upon the exercise or conversion of any other such equity security) of SPAC held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any PIPE Shares) and any SPAC Common Stock or any other equity security issued or issuable, including in exchange for Umbrella Class B Common Units pursuant to the terms and subject to the conditions of the Umbrella A&R LLCA). The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain customary exceptions, the Registration Rights and Lock-Up Agreement further provides for the SPAC Common Stock and any other equity securities convertible into or exercisable or exchangeable for SPAC Common Stock (“Lock-Up Shares”) held by the Holders to be locked up for a period of time, as follows:

(a)	In relation to the Private Placement Warrants (other than those held by specified individuals (“Director Holders”)):

i.	One-third of the Private Placement Warrants will be locked up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date; and

ii.	One-third of the Private Placement Warrants will be locked up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date; and

iii.	One-third of the Private Placement Warrants will not be locked up;

(b)	The (x) SPAC Class B Ordinary Shares held by the Director Holders and the SPAC Common Stock received in exchange for such SPAC Class B Ordinary Shares (the “Director Shares”) and (y) shares of SPAC Common Stock, or Umbrella Class B Common Units that are exchangeable into SPAC Common Stock pursuant to the Umbrella A&R LLCA, held by the Inactive Target Holders (as designated therein) (the “Inactive Target Holder Shares” and, together with the Director Shares, the “Director/Inactive Target Holder Shares”) will be locked up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

(c)	The Option Shares (as defined in the Option Agreements) (the “Sponsor-Sourced Option Shares”) will be locked up for the period beginning on the Closing Date and ending on the earlier to occur of (x) one year after the date of the Closing Date or (y) such time, at least 150 days after the Closing Date, that the closing price of SPAC Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period;

(d)	In relation to the Lock-Up Shares (other than the Private Placement Warrants, the Director/Inactive Target Holder Shares and the Sponsor-Sourced Option Shares):

i.	one-third of such Lock-Up Shares will be locked up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

ii.	one-third of such Lock-Up Shares will be locked up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date; and

iii.	one-third of such Lock-Up Shares will be locked up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights and Lock-Up Agreement, a copy of which is included as Exhibit F to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

SPAC Certificate of Incorporation

At the Closing, SPAC will file its certificate of incorporation with the Secretary of State of the State of Delaware. The SPAC Certificate of Incorporation includes customary provisions for the certificate of incorporation of a publicly traded company on Nasdaq.

A copy of the form of SPAC Certificate of Incorporation is included as Exhibit J to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

SPAC Bylaws

At the Closing, SPAC will adopt by-laws substantially in the form attached to the Business Combination Agreement. The SPAC Bylaws include customary provisions for the bylaws of a publicly traded company on Nasdaq.

A copy of the form of SPAC Bylaws is included as Exhibit K to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Umbrella A&R LLCA

Following the effective time of the Umbrella Merger, Umbrella Merger Surviving Company will adopt the Second Amended and Restated Limited Liability Company Agreement in the form attached as an exhibit to the Business Combination Agreement (“Umbrella A&R LLCA”). SPAC will be the sole manager (the “Manager”) of the Umbrella Merger Surviving Company.

Provisions in the Umbrella A&R LLCA are intended to ensure that the total number of Umbrella Merger Surviving Company’s Class A Common Units (“Umbrella Common Units”) outstanding is always equal to the total number of outstanding shares of SPAC Class A Common Stock. The shares of SPAC Class B Common Stock (which is solely voting stock with no economic rights) will be “paired” to the Umbrella Merger Surviving Company Class B Common Units (which are economic units pursuant to which the holders of Class B Common Units effectively receive the economics they would have received had they instead held SPAC Class A Common Stock), with the holders of Umbrella Merger Surviving Company Class B Common Units (other than SPAC) holding one (1) share of Class B Common Stock for each Class B Common Unit held.

The Umbrella A&R LLCA provides that transfers of the Class B Common Units may not be made without the Manager’s consent except in the case of certain permitted transfers. The Umbrella A&R LLCA also provides for terms and conditions upon which holders of Umbrella Common Units can exchange one (1) Umbrella Class B Common Unit and one (1) share of SPAC Class B Common Stock (together, a “Paired Interest”) for, at SPAC’s option, either a number of shares of SPAC Class A Common Stock equal to the Exchange Rate (as defined therein) or (ii) cash in an amount based upon the sale price of SPAC Class A Common Stock in a private sale or the price to the public.

A copy of the form of Umbrella A&R LLCA is included as Exhibit D to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Tax Receivable Agreement

At the Closing, SPAC will enter into the Tax Receivable Agreement with the TWMH Members, the TIG GP Members, the TIG MGMT Members and their advisory firm. The Tax Receivable Agreement will generally provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by SPAC and its subsidiaries as the result of any exchanges by such TWMH Members, TIG GP Members and TIG MGMT Members of their Paired Interests for SPAC Class A Common Stock in accordance with the Umbrella A&R LLCA and the making of payments under the Tax Receivable Agreement.

Pursuant to the terms of the Tax Receivable Agreement, SPAC generally will pay an amount equal to 85% of the net tax benefit that it receives from such exchanges to the TWMH Members, the TIG GP Members and the TIG MGMT Members. The costs and expenses of administering the Tax Receivable Agreement will be borne 15% by SPAC and 85% by the TWMH Members, the TIG GP Members and the TIG MGMT Members, or in certain instances, all or a portion of such 85% amount may be borne by Umbrella.

A copy of the form of Tax Receivable Agreement is included as Exhibit G to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Alvarium Exchange Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC, Alvarium and the Alvarium Shareholders entered into the Alvarium Exchange Agreement pursuant to which, at the Closing, the Alvarium Shareholders will exchange their Ordinary Shares of Alvarium Topco and Class A Shares of Alvarium Topco for that number and type of SPAC Class A Common Stock as is equal to each Alvarium Shareholders’ portion of the Alvarium Shareholders Share Consideration as determined in accordance with the Business Combination Agreement.

The foregoing description of the Alvarium Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Alvarium Exchange Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, SPAC entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (each a “PIPE Investor”) to purchase, following the Domestication, SPAC Class A Common Stock (such shares, collectively, “PIPE Shares”) in an aggregate value of $164,999,807, representing 16,836,715 PIPE Shares at a price of $9.80 per share.

The closing of the sale of PIPE Shares (the “PIPE Closing”) will occur immediately prior to the Closing. The PIPE Closing will be subject to customary conditions, including, but not limited to:

i.	all representations and warranties of SPAC and the PIPE Investor contained in the relevant PIPE Subscription Agreement will be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the PIPE Subscription Agreements), which representations and warranties will be true in all respects) at, and as of, the PIPE Closing;

ii.	all conditions precedent to the Closing will have been satisfied or waived; and

iii.	without the consent of the PIPE Investor, the Business Combination Agreement cannot be amended, modified or waived in a manner that reasonably would be expected to materially and adversely affect the economic benefits the PIPE Investor reasonably would expect to receive under the PIPE Subscription Agreement.

Pursuant to the PIPE Subscription Agreements, SPAC agreed that, within 45 calendar days after the consummation of the Business Combination, it will file with the SEC a registration statement registering the resale of the PIPE Shares, and SPAC will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof; provided, however, that SPAC’s obligations to include the shares held by a PIPE Investor in such registration statement will be contingent upon the respective PIPE Investor furnishing in writing to SPAC such information regarding the PIPE Investor, the securities of SPAC held by such PIPE Investor and the intended method of disposition of the shares, as will be reasonably requested by SPAC to effect the registration of such shares, and will execute such documents in connection with such registration, as SPAC may reasonably request that are customary of a selling stockholder in similar situations.

Each PIPE Subscription Agreement will terminate upon the earlier to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the PIPE Subscription Agreement; or (iii) if any of the conditions to PIPE Closing set forth in Sections 3.2 and 3.3 of such PIPE Subscription Agreement are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by such PIPE Subscription Agreement are not consummated at the PIPE Closing.

The foregoing description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the PIPE Subscription Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Side Letter re Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC entered into a side letter with a PIPE Investor, who is also a shareholder of Alvarium, in relation to its Subscription Agreement (the “Side Letter”), pursuant to which, SPAC will issue to the PIPE Investor, contingent on and concurrently with the Closing and the consummation of its Subscription Agreement, an aggregate of 100,000 shares of SPAC Class A Common Stock.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Side Letter, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Option Agreements

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into option agreements (the “Option Agreements”) with each of the PIPE Investors pursuant to which, among other things, Sponsor granted such PIPE Investors a non-transferable option to purchase an aggregate of 3,625,000 shares of SPAC Class A Common Stock held by the Sponsor (the “Option Shares”), at an exercise price of $11.50 per share (subject to adjustment to reflect any changes to the exercise price of the SPAC warrants) (the “Option”).

The Option may be exercised only during the period commencing on the earlier to occur of (A) one year after the date of the Closing Date or (B) such time, at least 150 days after the Closing Date, that the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period and (ii) terminating at the earliest to occur of (A) 5:00 p.m., New York City time on the date that is five years after the Closing Date and (B) the liquidation of the SPAC in accordance with the SPAC’s certificate of incorporation, which if approved by the SPAC’s shareholders, would take effect upon the Closing Date.

The Option may be cancelled, at the option of the Sponsor, at any time during the Exercise Period (but not during the first 2 years), upon notice to the option holder, at a price of $0.01 per Option Share if the last sales price of SPAC Class A Common Stock reported has been at least $23.00 per share on each of 20 trading days within any 30 trading-day period commencing once the Option becomes exercisable.

The foregoing description of the Option Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Option Agreement, a copy of which is included as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Rights Agreements

At the Closing, SPAC will enter into an investor rights agreement with a shareholder of Alvarium pursuant to which, among other things, the shareholder will have the right to designate one nominee to the Board of Directors of the Surviving Company (as defined in the Shareholder IRA) (the “Shareholder Designee”), and any committee of the Board of Directors of the Surviving Company will include the Shareholder Designee as a member or, if the Shareholder Designee does not meet applicable independence requirements to serve on any audit, compensation or nominating committee of the Surviving Company, the Shareholder Designee will have the right to participate in such committee meetings as an observer (the “Shareholder IRA”). The Shareholder IRA will terminate automatically on the date that the shareholder owns less than 50% of the SPAC Class A Common Stock held by it immediately following the Closing. In addition, at the Closing, SPAC will enter into investor rights agreements with certain Voting Parties (as defined in the agreement) pursuant to which, among other things, the Voting Party will agree to vote in favor of the election or re-election of the Shareholder Designee as director of the Surviving Company (each, a “Voting IRA” and, collectively with the Shareholder IRA, the “Investor Rights Agreements”). Each Voting IRA will terminate automatically on the earlier of the date that (i) the shareholder owns less than 50% of the SPAC Class A Common Stock held by it immediately following the Closing, and (ii) the applicable Voting Party owns less than 50% of the SPAC Class A Common Stock held by it immediately following the Closing.

The foregoing description of the Investor Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Shareholder IRA and the form of the Voting IRA, copies of which are included as Exhibit 10.8 and Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement (Michael Tiedemann)

Concurrently with the execution of the Business Combination Agreement, SPAC and Michael Tiedemann (“Tiedemann”) entered into an executive employment and restrictive covenant agreement (the “Tiedemann Employment Agreement”) (which will be effective as of the Closing Date) pursuant to which Tiedemann agreed to serve in the capacity of Chief Executive Officer of SPAC for an initial term of five years from the Closing Date.

For his services, Tiedemann will be (a) paid a base salary of $575,000 per annum, (b) eligible to receive a bonus with respect to each fiscal year during the Employment Term (as defined in the Tiedemann Employment Agreement) under the SPAC’s annual incentive compensation plan, program and/or arrangements applicable to senior-level executives as established and modified from time to time by the Compensation Committee of the Board of Directors of SPAC, provided, however, that in no event will the target bonus in any fiscal year (including any partial year in which the Tiedemann Employment Agreement is executed) be less than the 50th percentile of annual bonuses, determined based on the Benchmarking Methodology, and (c) entitled to an equity grant with respect to each fiscal year (including any partial year in which the Tiedemann Employment Agreement becomes effective) under SPAC’s equity and/or equity-based compensation plan(s) adopted and maintained by SPAC from time to time (if any) for the benefit of select employees of the Company Entities (as defined in the Tiedemann Employment Agreement) (which any Equity Awards (as defined in the Tiedemann Employment Agreement) granted to Tiedemann under the Executive Incentive Plan (as defined in the Tiedemann Employment Agreement), and the terms and conditions thereof, will be determined by the Compensation Committee of the Board, provided, however, that in no event will the terms and conditions thereof be any less favorable to Tiedemann than any other senior executive participating in an Executive Incentive Plan, and further provided that the value and vesting term for each Equity Award will not be less than the 50th percentile of incentive equity grants, determined based on the Benchmarking Methodology).). The Base Compensation (as defined in the Tiedemann Employment Agreement) will be subject to annual review for increase, but not decrease, by the Board; provided, however, that such review may be delegated to the Compensation Committee of the Board.

Tiedemann’s employment and employment term will terminate upon the earliest to occur of the following (the applicable date of Tiedemann’s termination of employment, the “Termination Date”): (a) the date of Tiedemann’s death; (b) a termination of Tiedemann’s employment by SPAC due to Tiedemann’s Disability (as defined in the Tiedemann Employment Agreement); (c) Tiedemann’s resignation without Good Reason; (d) a termination of Tiedemann’s employment by SPAC for Cause; (e) a termination of Tiedemann’s employment by SPAC without Cause; (f) the resignation of Tiedemann for Good Reason; or (g) the conclusion of the employment term in the event of non-renewal. Notwithstanding the foregoing, prior to the third anniversary of the Closing Date, SPAC will not be entitled to terminate Tiedemann’s employment without Cause unless the determination to do so is made by a unanimous vote of the Board (after Tiedemann has been given the opportunity to make a presentation to the Board in opposition to such determination, if he so desires), excluding Tiedemann and any members who affirmatively indicate, in writing, that they are abstaining or recusing themselves from voting and provided that following any such abstentions or recusals, a quorum exists as under the applicable corporate documents (such determination, an “Early TWOC”).  None of SPAC, Tiedemann, or any Board member will take any undue action (including but not limited to the use of financial incentives or disincentives) to encourage or induce any Board member to vote, abstain, or recuse themselves from voting on an Early TWOC.

If Tiedemann’s employment ends for any reason, Tiedemann will be entitled to the following: (a) any earned but unpaid Base Compensation through the Termination Date; (b) reimbursement for any unreimbursed business expenses incurred through the Termination Date; (c) any accrued but unused PTO (as defined in the Tiedemann Employment Agreement) in accordance with SPAC policy; and (d) any other accrued and vested payments (measured as of the Termination Date), benefits or fringe benefits to which Tiedemann may be entitled under the terms of any applicable compensation arrangement, benefit or fringe benefit plan or program.

If Tiedemann’s employment is terminated by SPAC without Cause or by Tiedemann with Good Reason, in addition to the Accrued Amounts (as defined in the Tiedemann Employment Agreement), Tiedemann will be entitled to the following continued compensation (the “Continued Compensation”): (a) continuation of Tiedemann’s then Base Compensation for the longer period of (i) the remaining duration of the Initial Term as of the Termination Date or (ii) twelve (12) months (such longer period, the “Severance Period”), payable as and when those amounts would have been payable had the Employment Term not ended; (b) for each fiscal year (including any partial fiscal years) during the Severance Period, an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over the Severance Period; (c) immediate vesting of all Equity Awards previously granted to Tiedemann; and (d) continuation of the health benefits provided to Tiedemann and his covered dependents, pursuant to COBRA, at SPAC’s sole cost, for a period of 18.

If Tiedemann’s employment terminates as a result of Tiedemann’s death or Disability, in addition to the Accrued Amounts, Tiedemann will be entitled to a (a) continuation of Tiedemann’s then Base Compensation for 12 months, payable as and when those amounts would have been payable had the Employment Term not ended; (b) an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over 12 months; and (c) continuation of the health benefits provided to Tiedemann and his covered dependents, pursuant to COBRA, at SPAC’s sole cost, for a period of 12 months.

If Tiedemann’s employment terminates as a result of a non-renewal, Tiedemann will only be entitled to payment of the Accrued Amounts. Additionally, if Tiedemann’s employment terminates as a result of non-renewal by either party, Tiedemann’s post-employment non-competition and non-solicitation obligations will be immediately null and void.

The Continued Compensation will only be payable if Tiedemann complies with all terms and conditions of the Tiedemann Employment Agreement and Tiedemann (or his estate) executes and delivers to SPAC a customary general release of claims in the form attached to the Tiedemann Employment Agreement.

The Tiedemann Employment Agreement also includes certain restrictive covenants for Tiedemann, including a customary (a) 12-month non-compete (provided that if Tiedemann’s employment is terminated (i) without Cause prior to the third anniversary of the Closing Date, the non-compete will end six months following the Termination Date or (ii) as a result of non-renewal of the Agreement, there will be no non-compete), (b) 12-month non-solicitation of SPAC’s employees and clients (and prospective clients) and confidentiality, company work product, cooperation and non-disparagement provisions. In addition, Tiedemann has agreed that SPAC currently owns the rights to, uses, and may at its option continue to use, “Tiedemann” as a trade name and/or as trademark or service mark (or portion thereof) (the “Tiedemann Marks”) and Tiedemann has agreed not to challenge the validity or enforceability of the Tiedemann Marks and, until such time as SPAC (or, if the Tiedemann Marks are assigned along with substantially all the assets of SPAC’s business, SPAC’s successors or assigns) ceases to use the Tiedemann Marks, will not market, promote, distribute, or sell (or authorize others to market, promote, distribute or sell) to any third party, any private wealth or asset management services under the “Tiedemann” name or utilizing trademarks that are the same or similar to the Tiedemann Marks.  Subject to the foregoing, nothing contained in the Tiedemann Employment Agreement will prohibit, limit or otherwise impair Tiedemann in using the “Tiedemann” name with respect to any activities following Tiedemann’s employment with SPAC.

“Benchmarking Methodology” is defined as: the results of a benchmarking study of executives of similar title and role to Executive at comparable public companies, based on a peer group of executives and companies to be agreed upon in advance in writing by SPAC and Tiedemann, with such benchmarking study prepared by an independent third-party consulting firm that is agreed upon by SPAC and Tiedemann and engaged at SPAC’s expense.

“Good Reason” is defined as: the occurrence of any of the following events without Executive’s consent: (a) a material reduction in Executive’s Base Compensation; (b) a material diminution in Executive’s duties, authority or responsibilities, or a change in Executive’s title or reporting line; (c) a relocation of more than thirty (30) miles from Executive’s primary place of employment in New York, New York; or (d) the material breach of this Agreement by the Company.

“Cause” is defined as: (a) a conviction of Tiedemann to a felony or other crime involving moral turpitude, (b) gross negligence or willful misconduct by Tiedemann resulting in material economic harm to the Company and/or the Company Entities, taken as a whole; (c) a willful and continued failure by Tiedemann to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s Bylaws, Certificate of Incorporation or other governing documents; (d) Executive engaging in (A) fraud, (B) embezzlement, (C) theft or (D) knowing and material dishonesty resulting in material economic harm to the Company or any of the Company Entities.  For the avoidance of doubt, subpart (C) of the preceding sentence is not intended to include any de minimis, incidental conduct by Executive (e.g., taking office supplies home, etc.) or inadvertent actions such as accidental personal use of a Company credit card or accidental errors in mileage reimbursement or other accidental or inadvertent actions that are not materially injurious to the Company; (e) a willful or material violation by Tiedemann of a material policy or procedure of the Company or any of the Company Entities; or (f) a willful material breach by Tiedemann of this Agreement.

The foregoing description of the Tiedemann Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tiedemann Employment Agreement, which is filed as Exhibit 10.10 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In connection with the Closing, Parent will issue 16,936,715 shares of SPAC Class A Common Stock to PIPE Investors. The SPAC Class A Common Stock to be issued in connection with the Initial Private Placements will not be registered under the Securities Act, and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Additional Information and Where to Find It

In connection with the proposed Business Combination, SPAC intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of SPAC, and after the registration statement is declared effective, SPAC will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its stockholders. This Current Report on Form 8-K does not contain any information that should be considered by SPAC’s stockholders concerning the proposed Business Combination and is not intended to constitute the basis of any voting or investment decision in respect of the Business Combination or the securities of SPAC. SPAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about SPAC, the Companies and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of SPAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Cartesian Growth Corporation, 505 Fifth Avenue, 15th Floor, New York, NY 10017.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act. This Current Report on Form 8-K does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any private offering of securities in connection with the Business Combination (the “Securities”) will not be registered under the Securities Act, and will be offered as a private placement to a limited number of “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act). Accordingly, until registered for resale, the Securities must continue to be held until a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption from registration under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither SPAC nor any Company is making an offer of the Securities in any state or jurisdiction where the offer is not permitted.

Participants in the Solicitation

SPAC, the Companies and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SPAC’s stockholders with respect to the proposed Business Combination. A list of the names of SPAC’s directors and executive officers and a description of their interests in SPAC is contained in SPAC’s final prospectus relating to its initial public offering, dated February 23, 2021, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Cartesian Growth Corporation, 505 Fifth Avenue, 15th Floor, New York, NY 10017. Additional information regarding the interests of the participants in the solicitation of proxies from SPAC’s stockholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements herein generally relate to future events or the future financial or operating performance of SPAC, the Companies or the combined company expected to result from the Business Combination (the “Combined Company”). For example, statements regarding the outcomes of the proposed Business Combination, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the proposed Business Combination, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “plan,” or “potentially” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are provided for illustrative purposes only and are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions, whether or not identified in this Current Report on Form 8-K, that, while considered reasonable by SPAC, the Companies and their respective management, as the case may be, are inherently uncertain and subject to material change. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risk and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control, including (i) the inability to complete the business combination in a timely manner or at all (including due to the failure to receive required shareholder approvals, failure to receive approvals or the failure of other closing conditions); (ii) the inability to recognize the anticipated benefits of the proposed business combination; (iii) the inability to obtain or maintain the listing of SPAC’s shares on Nasdaq following the business combination; (iv) costs related to the business combination; (v) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (vi) SPAC and the Companies’ ability to manage growth and execute business plans and meet projections; (vii) potential litigation involving SPAC or any of the Companies; (viii) changes in applicable laws or regulations, particularly with respect to wealth management and asset management; (ix) general economic and market conditions impacting demand for SPAC’s or the Companies’ services, and in particular economic and market conditions in the financial services industry in the markets in which SPAC or any of the Companies operate; and (x) other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SPAC’s final prospectus relating to its initial public offering, dated February 23, 2021, and other filings with the SEC. If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SPAC nor the Companies presently know or that SPAC or any of the Companies currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report on Form 8-K, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of SPAC and the Companies described above. None of SPAC or any Company undertakes any duty to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Business Combination Agreement, dated as of September 19, 2021, by and among SPAC, the Companies, Umbrella Merger Sub and Umbrella.

10.1*	TWMH and TIG Member Support Agreement, dated as of September 19, 2021, by and among SPAC, TWMH, the TIG Entities, the Key TWMH Members, the Key TIG GP Members and the Key TIG MGMT Members.

10.2	Sponsor Support Agreement, dated as of September 19, 2021, by and among SPAC, TWMH, the TIG Entities and Alvarium.

10.3	Sponsor Recycling Commitment Agreement, dated as of September 19, 2021, by and between SPAC and Sponsor.

10.4*	Alvarium Exchange Agreement, dated as of September 19, 2021, by and among SPAC, Alvarium and the Alvarium Shareholders.

10.5	Form of PIPE Subscription Agreement.

10.6	Side Letter, dated as of September 21, 2021, by and between SPAC and IlWaddi Cayman Holdings.

10.7	Form of Option Agreement.

10.8	Form of Shareholder IRA.

10.9	Form of Voting IRA.

10.10	Tiedemann Employment Agreement, dated as of September 19, 2021, by and between SPAC and Michael Tiedemann.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Parent agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cartesian growth corporation

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

Date: September 23, 2021